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                                                       Exhibit 21
                         AMERITECH CORPORATION
                             SUBSIDIARIES
                          as of March 6, 1998

AMERITECH CORPORATION                                        Delaware
Illinois Bell Telephone Company (d/b/a Ameritech Illinois)   Illinois
Ameritech Illinois Metro, Inc.                               Delaware
Indiana Bell Telephone Company, Incorporated (d/b/a Ameritech Indiana)
                                                             Indiana
Michigan Bell Telephone Company (d/b/a Ameritech Michigan)   Michigan
The Ohio Bell Telephone Company (d/b/a Ameritech Ohio)       Ohio
Wisconsin Bell, Inc. (d/b/a Ameritech Wisconsin)             Wisconsin
Ameritech Services, Inc. (Jointly owned by the Bell companies)
                                                             Delaware
Ameritech Center Phase I, Inc. (Jointly owned by AIT and ASI)
                                                             Delaware
Ameritech Intellectual Properties, Inc.                      Delaware
Ameritech Advanced Data Services of Illinois, Inc.           Delaware
Ameritech Advanced Data Services of Indiana, Inc.            Delaware
Ameritech Advanced Data Services of Michigan, Inc.           Delaware
Ameritech Advanced Data Services of Ohio, Inc.               Delaware
Ameritech Advanced Data Services of Wisconsin, Inc.          Delaware
Ameritech Capital Funding Corporation                        Delaware
Ameritech Communications, Inc.                               Delaware
Ameritech Cayman Islands Investments, Inc.                   Delaware
Ameritech Communications of Illinois, Inc.                   Delaware
Ameritech Communications of Wisconsin, Inc.                  Delaware
Ameritech Communications International, Inc.                 Delaware
Ameritech Global Gateway Services, Inc.                      Delaware
Ameritech Credit Corporation (d/b/a Ameritech Capital Services)
                                                             Delaware
Ameritech Belgium Leasing, Inc.                              Delaware
Ameritech Belgium Assets, L.L.C.                             Delaware
Ameritech Development Corporation                            Delaware
Ameritech Information Industries Services, Inc.              Delaware
Quantum Control Systems, LLC                                 Delaware
CIRCAD Holdings, Inc.                                        Delaware
Ameritech Information Systems, Inc.                          Delaware
Ameritech EGA, Inc.                                          Delaware
Ameritech Information Access LLC                             Delaware
Ameritech Health Connections, Inc.                           Delaware
Ameritech Kidsoft Holdings, Inc.                             Delaware
Ameritech Knowledge Data, Inc.                               Delaware
Ameritech Health Information Management Corporation of Tennessee
                                                             Delaware
Ameritech Health Information Management Corporation of Ohio  Delaware
Ameritech Management Corporation                             Delaware
Ameritech Management Services Company LLC                    Delaware
Dynix Corporation                                            Delaware
Ameritech Library Services, Inc.                             Delaware
DMI Promark, Inc.                                            Delaware
Dynix Library Systems, Inc. (Canada)                         Canada
Dynix Library Systems (UK), Ltd.                             U.K.
Dynix Library Systems (Ireland), Ltd.                        Ireland
Dynix (France), S.A.                                         France
Dynix (Nederland), B.V.                                      Netherlands
Dynix Chrysalis, Ltd. (Canada)                               Canada
Ameritech Mobile Communications, Inc.                        Delaware
Ameritech Mobile Communications of Wisconsin, Inc.           Wisconsin
Ameritech Mobile Phone Service of Chicago, Inc.              Illinois
Ameritech Mobile Phone Service of Cincinnati, Inc.           Delaware
Ameritech Mobile Phone Service of Detroit, Inc.              Delaware
Ameritech Mobile Phone Service of Illinois, Inc.             Illinois
Ameritech Mobile Services, Inc.                              Delaware
Ameritech Mobile Services of Wisconsin, Inc.                 Delaware
Metrocom Communications, Inc.                                Delaware
AMCI Partnership Holdings, Inc.                              Delaware
Ameritech Mobile Data, Inc.                                  Delaware
CyberTel Financial Corporation                               Delaware
CyberTel Cellular Telephone Company                          Delaware
CyberTel Corporation                                         Delaware
CyberTel Minneapolis Paging Corporation                      Delaware
CyberTel Cellular Management Corporation                     Delaware
CyberTel St. Louis Paging Corporation                        Delaware
GSAA, Inc.                                                   Delaware
Gensub, Inc.                                                 Delaware
Hawaiian Cellular Properties, Inc.                           Delaware
Ohio Paging Units, Inc.                                      Delaware
SecurityLink from Ameritech, Inc.                            Delaware
National Guardian Electronic Services S.A. de C.V.           Mexico
National Guardian Security Services Corp. of Puerto Rico     Puerto Rico
Ameritech New Media, Inc.                                    Delaware
Ameritech Media Ventures, Inc.                               Delaware
Ameritech New Zealand Funding Corporation                    Delaware
Ameritech New Zealand Investments, Inc.                      Delaware
Ameritech International Belgium, LLC                         Delaware
Ameritech International Belgium, LLC                         Delaware
Ameritech Holdings, Ltd.                                     New Zealand
Ameritech Publishing, Inc.                                   Delaware
DonTech Publishing Company, LLC                              Delaware
Ameritech Interactive Media Services, Inc.                   Delaware
Ameritech Publishing of Illinois, Inc.                       Illinois
Ameritech International, Inc.                                Delaware
Wer Liefert Was? BV                                          Netherlands
Wer Liefert Was? SA                                          Belgium
Wer Liefert Was? Ges.m.b.H.                                  Germany
Ameritech Denmark, Inc.                                      Delaware
Ameritech International Denmark Corporation                  Delaware
Ameritech International Holdings Company                     Delaware
Ameritech International China, LLC                           Delaware
Ameritech International Business Development Corporation     Delaware
Starline Insurance Company                                   Vermont
Ameritech Wireless Communications, Inc.                      Delaware
Ameritech Telecommunications Services Company                Delaware
Ameritech Payphone Services, Inc.                            Delaware
Ameritech Payphone Services of Illinois, Inc.                Illinois
Ameritech Payphone Services of Indiana, Inc.                 Indiana
Ameritech Payphone Services Ohio, Inc.                       Ohio
Ameritech Payphone Services of Michigan, Inc.                Michigan
Ameritech Payphone Services of Wisconsin, Inc.               Wisconsin